Exhibit 10.13

Name:

Number of Shares of Stock subject to the Stock Option:

Exercise Price Per Share:	$

Date of Grant:

[Vesting Commencement Date:]

CYTEIR THERAPEUTICS, INC.

2021 EQUITY INCENTIVE PLAN

INCENTIVE STOCK OPTION AGREEMENT

This agreement (this “Agreement”) evidences a stock option granted by Cyteir Therapeutics, Inc. (the “Company”) to the individual named above (the “Participant”), pursuant to and subject to the terms of the Cyteir Therapeutics, Inc. 2021 Equity Incentive Plan (as from time to time amended and in effect, the “Plan”). Except as otherwise defined herein, all capitalized terms used herein have the same meaning as in the Plan.

1. Grant of Stock Option. The Company grants to the Participant on the date set forth above (the “Date of Grant”) an option (the “Stock Option”) to purchase, pursuant to and subject to the terms and conditions set forth in this Agreement and in the Plan, up to the number of shares of Stock set forth above (the “Shares”) with an exercise price per Share as set forth above, in each case, subject to adjustment pursuant to Section 7 of the Plan in respect of transactions occurring after the date hereof.

The Stock Option evidenced by this Agreement is intended to be treated as an ISO to the maximum extent provided under the Code. To the extent the Stock Option does not qualify as an ISO, the Stock Option will be treated as an NSO. The Participant acknowledges and agrees that the Administrator may take any action permitted under the Plan without regard to the effect such action may have on the status of the Stock Option as an ISO and that such action may cause the Stock Option to fail to be treated as an ISO. Without limiting the Plan, the Administrator shall have no liability with respect to any action taken by it that causes the Stock Option to fail to be treated as an ISO. To the extent that the aggregate Fair Market Value (determined at the time of grant) of the Shares subject to the Stock Option and all other ISOs the Participant holds that are exercisable for the first time during any calendar year (under all plans of the Company and its subsidiaries) exceeds $100,000, the stock options held by the Participant or portions thereof that exceed such limit (according to the order in which they were granted in accordance with Section 422) will be treated as NSOs.

2. Vesting. The term “vest” as used herein with respect to the Stock Option or any portion thereof means to become exercisable and the term “vested” as used herein with respect to the Stock Option (or any portion thereof) means that the Stock Option (or portion thereof) is then exercisable. Unless earlier terminated, forfeited, relinquished or expired, the Stock Option will vest.

3. Exercise of the Stock Option. No portion of the Stock Option may be exercised until such portion vests. Each election to exercise any vested portion of the Stock Option will be subject to the terms and conditions of the Plan and must be in written or electronic form acceptable to the Administrator, signed (including by electronic signature) by the Participant or, if at the relevant time the Stock Option has passed to the estate or beneficiary of the Participant or a permitted transferee, by such estate or beneficiary or permitted transferee. Each such written or electronic exercise election must be received by the Company at its principal office or at such other place or by such other party as the Administrator may prescribe and must be accompanied by payment in full of the exercise price by cash or check, through a broker-assisted exercise program acceptable to the Administrator, or as otherwise provided in the Plan consistent with the regulations promulgated under Section 424 of the Code. Subject to earlier termination as set forth herein or in the Plan (including Section 6(a)(4) of the Plan), the latest date on which the Stock Option or any portion thereof may be exercised is the tenth (10th) anniversary of the Date of Grant (or the fifth (5th) anniversary, in the case of a 10-percent stockholder within the meaning of Section 422(b)(6) of the Code) (the “Final Exercise Date”) and, if not exercised on or prior to such date, the Stock Option or any remaining portion thereof will thereupon immediately terminate.

4. Cessation of Employment. If the Participant’s Employment ceases for any reason, except as expressly provided for in a written agreement between the Participant and the Company or one of its affiliates that is in effect at the time of such cessation of Employment, the Stock Option, to the extent not then vested, will be immediately forfeited for no consideration, and any vested portion of the Stock Option that is then outstanding will remain exercisable for the period, if any, described in Section 6(a)(4) of the Plan. The Participant acknowledges and agrees that in the event any portion of the Stock Option is exercised after the date that is three (3) months after the date of the Participant’s employment with the Company and its subsidiaries ceases (subject to certain exceptions in the case of the Participant’s death), or any portion of the exercise price is satisfied through a broker-assisted exercise program, the Participant will lose the tax treatment afforded to ISOs under the Code with respect to any portion of the Stock Option so exercised.

5. Restrictions on Transfer; Disqualifying Disposition. The Stock Option may not be transferred except as expressly permitted under Section 6(a)(3) of the Plan. If the Participant transfers or otherwise disposes of any Shares acquired upon the exercise of the Stock Option within two years from the Date of Grant or within one year after such Shares were acquired pursuant to the exercise of the Stock Option, within fifteen (15) days following such transfer or disposition, the Participant will notify the Company in writing of such transfer or disposition.

6. Forfeiture; Recovery of Compensation. By accepting, or being deemed to have accepted, the Stock Option, the Participant expressly acknowledges and agrees that his or her rights, and those of any permitted transferee, with respect to the Stock Option, including the right to any Shares acquired under the Stock Option or any amounts received in respect thereof, are subject to Section 6(a)(5) of the Plan (including any successor provision). The Participant further agrees to be bound by the terms of any applicable clawback or recoupment policy and any stock ownership guidelines of, or established by, the Company. Nothing in the preceding sentence will be construed as limiting the general application of Section 8 of this Agreement.

7. Taxes. The Participant expressly acknowledges and agrees that the Participant’s rights hereunder, including the right to be issued Shares upon exercise of the Stock Option, are subject to the Participant promptly paying to the Company in cash or by check (or by such other means as may be acceptable to the Administrator) all taxes and other amounts required to be withheld. No Shares will be issued pursuant to the exercise of the Stock Option unless and until the person exercising the Stock Option has remitted to the Company an amount in cash sufficient to satisfy any withholding requirements, or has made other arrangements satisfactory to the Company with respect to such amounts. The Participant authorizes the Company and its subsidiaries to withhold any amounts due in respect of any required withholdings from any amounts otherwise owed to the Participant, but nothing in this sentence will be construed as relieving the Participant from any liability for satisfying his or her obligation under the preceding provisions of this Section.

8. Provisions of the Plan. This Agreement is subject in its entirety to the provisions of the Plan, which are incorporated herein by reference. A copy of the Plan as in effect on the Date of Grant has been made available to the Participant. By accepting, or being deemed to have accepted, the Stock Option, the Participant agrees to be bound by the terms of the Plan and this Agreement. In the event of any conflict between the terms of this Agreement and the Plan, the terms of the Plan will control.

9. Acknowledgements. The Participant acknowledges and agrees that (i) this Agreement may be executed in two or more counterparts, each of which will be an original and all of which together will constitute one and the same instrument, (ii) this Agreement may be executed and exchanged using facsimile, portable document format (PDF) or electronic signature, which, in each case, will constitute an original signature for all purposes hereunder, and (iii) such signature by the Company will be binding against the Company and will create a legally binding agreement when this Agreement is countersigned by the Participant.

[Signature page follows.]

The Company, by its duly authorized officer, and the Participant have executed this Agreement.

                                                                              CYTEIR THERAPEUTICS, INC.

By:

Name:

Title:

Agreed and Accepted:

By
[Participant’s Name]

Signature page to Stock Option Agreement